UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 10, 2021

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of this Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 10, 2021, TSS, Inc. (the “Company”) held its annual meeting of stockholders. Three proposals were submitted to the stockholders of the Company for their approval, which proposals are described in detail in the Company’s proxy statement for the 2021 Annual Meeting filed with the Securities and Exchange Commission on April 30, 2021. The final results of voting for each matter submitted to a vote of the stockholders at the meeting were as follows:

1.         The stockholders of the Company elected a Class I director to serve a three-year term expiring in 2024. The final results of voting regarding this proposal were as follows:

Name	For	Against	Withheld	Broker Non-Votes
Richard M. Metzler	10,826,394	0	553,672	3,505,336

2.         The stockholders of the Company voted to approve an increase in the number of shares reserved under the Company’s 2015 Omnibus Incentive Compensation Plan. The final results of voting regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
10,498,391	315,543	566,132	3,505,336

3.          The stockholders of the Company voted to ratify the appointment of Weaver Tidwell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final results of voting regarding this proposal were as follows:

For	Against	Abstain
14,650,204	2,300	232,898

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John Penver
John Penver
Chief Financial Officer

Date: June 11, 2021